Exhibit 10.5

SUBORDINATED PROMISSORY NOTE

August 31, 2007	$15,000,000

NOBLE INTERNATIONAL, LTD., a Delaware corporation (“Noble”), hereby promises to pay to the order of ARCELOR USA HOLDING, INC., a Delaware corporation, the principal amount of Fifteen Million U.S. Dollars ($15,000,000), together with interest, on August 31, 2012 (the “Maturity Date”), or sooner if accelerated or required to be prepaid pursuant to the terms hereof, and otherwise on the terms of this subordinated promissory note as it may from time to time be amended, modified or supplemented (this “Note”).

1. Reference. This Note is the “Noble Note” referred to in that certain Share Purchase Agreement dated as of March 15, 2007, by and between Noble and Arcelor S.A., a Luxembourg corporation (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Purchase Agreement.

2. Interest. Interest shall accrue from the date hereof at the rate of (a) six percent (6.00%) per annum prior to the issuance of any Institutional Debt (as defined below), and (b) seven percent (7.00%) per annum from and after the issuance of any Institutional Debt, on the unpaid principal amount of this Note outstanding from time to time. Subject to Section 5 hereof, interest shall be paid quarterly in arrears on the first day of January, April, July and October of each year, commencing January 1, 2008. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

If, by the terms of this Note, Noble at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal amount payable under this Note.

3. Payments. All payments made pursuant to this Note shall be made by Noble without set-off or counterclaim in lawful money of the United States of America by wire transfer of immediately available funds for the benefit of the holder to Account No. 8900210311 in the name of Arcelor Treasury SNC with The Bank of New York in New York, New York, Swift Code IRVTUS3N, or otherwise in accordance with written instructions of the holder. Such payments shall be effective only upon receipt.

All payments under this Note shall be applied, first, to unpaid costs or expenses due hereunder; next, to unpaid interest accrued hereunder; and last to the unpaid principal amount of this Note.

If a payment to be made under this Note is due on a Saturday, Sunday or a day on which banking institutions in New York, New York or Paris, France are authorized or obligated by law or executive order to be closed, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest accrued.

4. Prepayment.

(a) Optional Prepayment. This Note may be prepaid, in whole or in part, at any time without premium or penalty at the election of Noble; provided, that Noble shall pay to the holder, in addition to the principal amount being repaid, all accrued and unpaid interest then due hereon.

(b) Mandatory Prepayment. Subject to Section 5 hereof, upon (i) any increase in the number of shares of the authorized or issued capital stock of Noble or any subsidiary thereof (other than upon exercise or conversion of an outstanding security), or (ii) any issuance or granting of an option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Noble or any subsidiary thereof (other than the pledge of Noble subsidiary stock by Noble or a Noble subsidiary incident to the incurrence of the Acquisition Debt), or of any securities convertible into shares of such capital stock (an “Equity Issuance”), Noble shall prepay without premium or penalty, the principal amount then outstanding hereunder to the extent the proceeds received by Noble with respect to such Equity Issuance exceed any and all payment obligations of Noble to the holders of Senior Debt as a result of such Equity Issuance; provided, that the foregoing mandatory prepayment obligation shall not apply to any Equity Issuance (A) between Noble and any wholly-owned subsidiary of Noble, (B) to directors or employees of Noble in connection with any employee benefit plan approved by the stockholders of Noble or (C) to the seller as purchase consideration in an acquisition to which the holder or its affiliate has given approval. Noble shall prepay, without premium or penalty, the full principal amount then outstanding hereunder prior to its redemption or other acquisition of any shares of the capital stock of Noble or any subsidiary thereof (other than from a wholly-owned subsidiary of Noble); provided, that the foregoing mandatory prepayment obligation shall not apply to any redemption or other acquisition in connection with any employee benefit plan approved by the stockholders of Noble.

(c) Notice of Prepayment. Noble shall give the holder or its affiliate written notice in accordance with Section 17.3 of the Purchase Agreement of Noble’s election to prepay this Note at least 10 days prior to the date of prepayment. On the date of prepayment specified in such notice, Noble shall pay to the holder, by wire transfer of immediately available funds, the principal amount being prepaid, together with all accrued but unpaid interest on this Note through the date of prepayment.

5. Subordination.

(a) As used in this Note, “Existing Debt” shall mean (i) the Amended and Restated Convertible Subordinated Notes of Noble due October 11, 2011, as amended (the “Convertible Notes”), (ii) present and future indebtedness of Noble under the Sixth Amended and Restated Credit Agreement dated December 11, 2006, by and among Noble, Comerica Bank, as agent (“Agent”) and the various lenders named therein, as amended, restated or otherwise modified from time to time (“Credit Agreement”) and (iii) institutional debt in an aggregate principal amount not to exceed $250,000,000 (“Institutional Debt”).

(b) As used in this Note, “Senior Debt” shall mean (i) the Existing Debt, (ii) all interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any of its Subsidiaries whether or not a claim for post-filing interest is allowed or allowable in such proceeding), commitment fees, reimbursement obligations, obligations in respect of hedging transactions, collection fees and audit, servicing and other fees and expenses which may from time to time be due to the lenders under the Existing Debt and (iii) any deferrals, renewals, extensions or refundings of the Existing Debt, and any indebtedness which refinances the Existing Debt, provided, however, that the Senior Debt shall not be deemed to include any principal amounts owing under the Convertible Notes in excess of the outstanding principal amount of the Convertible Notes on the date hereof; and provided, further, that the Senior Debt shall not be deemed to include any principal amounts owing under the Credit Agreement in excess of $150,000,000.

(c) Notwithstanding anything to the contrary in this Note, the obligations of Noble in respect of the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to Noble’s Senior Debt.

(d) The holders of the Senior Debt whether now outstanding or hereafter arising, shall be deemed to have acquired the Senior Debt in reliance upon the provisions of this Section 5. By accepting this Note, the holder waives any notice of or proof of reliance on the provisions of this Section 5 and any demand for payment and/or notice of default.

(e) In the event (i) Noble makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or (ii) an order, judgment or decree is entered adjudicating Noble bankrupt or insolvent or any order for relief with respect to Noble is entered under the United States Bankruptcy Code; or (iii) Noble petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Noble or of any substantial part of the assets of Noble, or commences any proceeding or any such petition or application is filed, or any such proceeding is commenced, against Noble (each, an “Insolvency Event”), or upon any distribution of the assets of Noble in connection with the dissolution of Noble or any Insolvency Event, the holders of the Senior Debt shall be entitled to receive payment in full of all Senior Debt (including interest thereon accruing after the commencement of any such proceedings) before the holder is entitled to receive any payment on account of principal, interest or other amounts due upon this Note. To that end, the holders of Senior Debt shall be entitled to receive, for application in payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings to the holder in respect of this Note. Subject to Section 5(i), the holder may execute, verify, deliver and file any proofs of claim in respect of the indebtedness evidenced by this Note and agrees to execute, verify, deliver and file any proofs of claim in respect of the indebtedness evidenced by this Note requested by the holders of the Senior Debt (or their respective agents, designees or nominees) in connection with any such proceedings and hereby irrevocably authorizes, empowers and appoints the agent (or its agent, designee or nominee) of the holders of the Senior Debt under the Credit Agreement, and following payment in full in cash of the Senior Debt arising in connection with the Credit Agreement and termination of all commitments to lend thereunder, to the holders of the other Senior Debt (or their agents, designees or nominees), its agent and attorney in fact to (x) execute, verify, deliver and file such proofs of claim upon the failure of the holder promptly to do so (and in any event prior to thirty (30) days before the expiration of the time to file any such proof) and (y) vote such proofs of claim in any such proceedings; provided that no holder of Senior Debt shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that any holder of Senior Debt (or any agent, designee or nominee thereof) votes any claim in accordance with the authority granted hereby, the holder shall not be entitled to change or withdraw such vote.

(f) Notwithstanding any provision contained in this Note to the contrary and in addition to any other limitations set forth herein, no payment of principal, interest or any other amount due with respect to this Note shall be made or received until all Senior Debt has been paid in full in cash and all commitments to lend in respect thereof have been terminated; provided, however, that Noble may make, and the holder may accept and receive (x) regularly scheduled payments of principal and interest in respect of this Note and (y) principal payments made pursuant to Section 4(b) (the payments under clauses (x) and (y) are referred to herein as the “Permitted Subordinated Note Payments”), provided, that no Permitted Subordinated Note Payment may be made by Noble or accepted by the holder if, at the time of such payment:

(i) a default resulting from the failure of Noble or any other obligor to pay when due, any principal, interest, fees or other obligations in respect of the Senior Debt, including, without limitation, any default in payment of any Senior Debt after acceleration thereof (“Senior Payment Default”) has occurred and is continuing, and such Senior Payment Default shall not have been cured or waived; or

(ii) (A) Noble and the holder shall have received a written notice (“Senior Default Notice”) from any holder of Senior Debt stating that a default or event of default (other than a Senior Payment Default) constituting (1) a financial covenant default, (2) any breach of a negative covenant for which no cure right is expressly provided in the Credit Agreement or (3) a cross default with respect to indebtedness for borrowed money of Noble (x) which has been accelerated or (y) which has an outstanding principal amount in excess of $1,000,000 and which the holder then has a right to accelerate (each, a “Senior Non-Payment Default”) shall have occurred and be continuing or would be created by the making of such payment in each case under the documents evidencing the applicable Senior Debt, (B) such Senior Non-Payment Defaults shall not have been cured or waived, and (C) 270 days shall not have elapsed since the date such Senior Default Notice was received.

Notwithstanding anything to the contrary in this Section 5, (i) Permitted Subordinated Note Payments may not be blocked under Section 5(f)(ii) as a result of any Senior Non-Payment Default which served as the basis for, or was continuing during, a previous block of Permitted Subordinated Note Payments under Section 5(f)(ii) unless such Senior Non-Payment Default was cured or waived in accordance with the applicable provisions of the Credit Agreement for at least 30 consecutive days and (ii) the maximum number of blocks exercised under Section 5(f)(ii) by the holders of the Senior Debt hereunder shall not exceed four (4).

(g) Noble may resume Permitted Subordinated Note Payments (and may make any Permitted Subordinated Note Payments missed due to the application of Section 5(f) and default interest thereon) upon (i) in the case of a Senior Payment Default referred to in Section 5(f)(i) above, a cure or waiver thereof; or (ii) in the case of a Senior Non-Payment Default referred to in Section 5(f)(ii) above, the earlier to occur of (A) the cure or waiver of all applicable Senior Non-Payment Defaults or (B) the expiration of such period of 270 days from the date such Senior Default Notice shall have been given.

(h) The holders of Senior Debt may renew or extend the time of payment of the Senior Debt or exercise rights under the Senior Debt without notice to or the consent of the holder. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under the Senior Debt (or any instrument evidencing or creating the same), whether or not in accordance with the provisions of the Senior Debt, shall in any way alter or affect the subordination provisions of this Note.

(i) If any payment shall be received by the holder before all the Senior Debt shall have been paid in full and all commitments to lend thereunder have been terminated in contravention of this Section 5, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the holders of the Senior Debt arising in connection with the Credit Agreement, for application of the payment to such Senior Debt remaining unpaid, and upon the payment in full of the Senior Debt arising in connection with the Credit Agreement and the termination of all commitments to lend thereunder, to the holders of such other Senior Debt, for application of the payment to such Senior Debt remaining unpaid; provided the holder shall (after all indebtedness owing on the Senior Debt has been paid in full and all commitments to lend in connection thereunder have been terminated) be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to the holder have previously been applied to the payment of Senior Debt.

(j) So long as any of the Senior Debt remains outstanding, the holder may not declare, or join in the declaration of, any of the obligations under this Note to be due and payable prior to the maturity thereof or otherwise accelerate the maturity of the principal of this Note, accrued interest thereon or other amounts due thereunder or with respect thereto, or take any Enforcement Action, in each case prior to the earliest to occur of:

(i) 180 days after the date upon which the holder shall have given written notice to Noble and the holders of the Senior Debt of the occurrence and continuance of an event of default under this Note (a “Subordinated Default Notice”); provided, that if Permitted Subordinated Note Payments are blocked under Section 5(f) on the last day of such 180-day period, then such 180-day period shall be extended until such time as Permitted Subordinated Note Payments are again permitted,

(ii) the acceleration of any Senior Debt or the institution of any other Enforcement Action by the holders of the Senior Debt with respect thereto, unless such Enforcement Action is withdrawn, suspended or stayed within 10 days of the institution thereof, and

(iii) the occurrence of an Insolvency Event (such period in clauses (k)(i)-(ii), a “Remedy Standstill Period”).

“Enforcement Action” shall mean, commencing by judicial or non-judicial means the enforcement with respect to such indebtedness, obligation or collateral of any of the default remedies under any of the applicable agreements or documents of the applicable creditor, the UCC or other applicable law (other than the mere issuance of a notice of default); repossessing, selling, leasing or otherwise disposing of all or any part of such collateral, or exercising account debtor or obligor notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; or appropriating, setting off or applying to a creditor’s claim any part or all of such collateral or other property of Noble or any other obligor in the possession of, or coming into the possession of, such creditor or its agent, trustee or bailee.

(k) The holder, to the fullest extent permitted under applicable law, shall not cause Noble to file any petition commencing any bankruptcy, dissolution, insolvency, reorganization, arrangement or receivership proceeding or make any assignment for the benefit of creditors until all Senior Debt has been indefeasibly paid in full in cash. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 6(a)(iii), the entire unpaid principal amount of this Note together with all accrued and unpaid interest shall immediately become due and payable, and the holder may file proofs of claim against Noble in any proceeding described in Sections 6(a)(iii) and may make such other demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, provided that the holder may not take any other action or receive any cash payment in connection therewith that is not permitted under this Section 5.

(l) The holder shall not, and shall not encourage any other person to, at any time, contest the validity or enforceability of the provisions of Section 5 of this Note, the Senior Debt, or the validity, perfection, priority, or enforceability of the agreements evidencing the Senior Debt or the security interests or liens granted to the lenders pursuant thereto. Noble will not give, or permit to be given, and the holder will not receive, accept or demand, (i) any security of any nature whatsoever for any indebtedness evidenced by this Note, whether principal or interest, on any property or assets, whether now existing or hereafter acquired, of Noble or any subsidiary thereof or (ii) any guarantee, of any nature whatsoever, by Noble or any subsidiary hereof, of any indebtedness evidenced by of this Note, whether principal, interest or otherwise.

(m) Any amendment or modification of the terms of this Section 5 of this Note shall not be effective against any holder of Senior Debt.

(n) No present or future holder of Senior Debt shall be prejudiced in its right to enforce the provisions of Section 5 of this Note by any act or failure to act on the part of Noble or any other holder of Senior Debt.

(o) This Section 5 defines the relative rights of the holders of Senior Debt, on the one hand, and of the holder, on the other hand. Such relative rights constitute subordination of this Note in right of payment to the prior payment in full when due on October 11, 2011, of the Convertible Notes as in effect on the date of this Note. Except as expressly set forth in this Section 5, (A) the holder shall not be prevented from exercising remedies otherwise available under this Note or under applicable law upon the occurrence of any Event of Default, and (B) nothing in this Note shall be deemed to subordinate to any creditor or other Person, any claim or right of the holder against Noble.

6. Events of Default.

(a) For purposes of this Note, an “Event of Default” shall be deemed to have occurred if: (i) Noble fails to pay when due the principal of or any interest on this Note; (ii) Noble fails to perform any other obligation under this Note, and such failure continues for a period of 30 days after Noble’s receipt of written notice thereof; or (iii) Noble suffers any Insolvency Event.

(b) Subject to Section 5, upon the happening of any such Event of Default, the holder may declare this Note to be in default and the balance of the principal sum then due hereunder, together with all accrued and unpaid interest due thereon, shall become immediately due and payable without demand, notice, presentment or protest, all of which are hereby waived by Noble (“Acceleration”). Subject to Section 5, upon failure of Noble to pay any amount owing on this Note when due, whether upon an Acceleration or otherwise, (i) the holder shall be entitled to exercise any and all rights and remedies available under applicable law; and (ii) Noble shall be liable to the holder for all costs of collection, including but not limited to attorney’s fees and expenses.

7. Amendment and Waiver. This Note may not be modified orally. Any waiver of a default under this Note shall be effective only if in writing and executed by or on behalf of the holder. No failure on the part of the holder hereof to exercise any right or remedy hereunder with respect to Noble, whether before or after the happening of an Event of Default, shall constitute waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of Noble evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Noble hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

8. Cancellation. After all principal and accrued interest at any time owed on this Note has been indefeasibly paid in full, this Note shall be surrendered to Noble for cancellation and shall not be reissued.

9. Waiver of Presentment, Demand and Dishonor. Except as expressly set forth herein, Noble hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement or exemption.

10. Assignment. The obligations of Noble under this Note may not be assigned, delegated or otherwise transferred except (a) to an Affiliate of the holder or (b) by operation of law. Any attempted transfer in violation of this Section 10 shall be void and of no effect.

11. Governing Law. The validity, construction and interpretation of this Note shall be governed, construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law).

NOBLE (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR, IF THAT COURT SHALL DECLINE JURISDICTION, THEN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS NOTE, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS NOTE (A) THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURT OR THAT THE VENUE THEREOF IS NOT APPROPRIATE OR (B) THAT THIS NOTE MAY NOT BE ENFORCED IN OR BY SUCH COURT. NOBLE HERETO IRREVOCABLY AGREES THAT ALL CLAIMS WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD OR DETERMINED IN SUCH COURT. NOBLE HEREBY CONSENTS TO AND GRANTS SUCH COURT JURISDICTION OVER THE PERSON OF NOBLE AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREES THAT SERVICE OF PROCESS BY NOTICE IN ACCORDANCE WITH SECTION 17.3 OF THE PURCHASE AGREEMENT OR BY ANY OTHER MEANS PERMITTED BY RULE OR ORDER OF SUCH COURT SHALL BE EFFECTIVE SERVICE FOR ALL PURPOSES.

NOBLE HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY PROCEEDING TO ENFORCE THIS NOTE OR TO DETERMINE ANY CLAIM OR CONTROVERSY RELATING TO THIS NOTE.

IN WITNESS WHEREOF, Noble has executed and delivered this Subordinated Promissory Note on the date first written above.

NOBLE INTERNATIONAL, LTD.

By:	/s/ Thomas L. Saeli
Name:	Thomas L. Saeli
Title:	Chief Executive Officer